Exhibit 99.3
SelectQuote Announces $350 Million Strategic Investment from Bain Capital, Morgan Stanley Private Credit and Newlight Partners

OVERLAND PARK, Kan. – February 10, 2025 -- SelectQuote, Inc. (NYSE: SLQT) (the “Company”), a leading distributor of Medicare insurance policies and owner of a rapidly-growing healthcare services platform, today announced that the Company signed a $350 million strategic investment from funds managed by Bain Capital, Morgan Stanley Private Credit, and Newlight Partners.

The transaction positions the Company to continue growing its healthcare services business, deepening its relationship with carrier partners and providing choice and value for consumers. This investment will allow the Company to recapitalize its balance sheet, to lower its annual cash debt service, and to provide liquidity and increase operating flexibility to fund growth initiatives.
The Company’s successful renegotiation of its Senior Secured Credit Facility provides a lower interest rate on the remaining balance.

This investment will accelerate the Company’s effort to optimize its capital structure as it continues to explore accretive, strategic solutions with its insurance carrier partners and to grow its rapidly expanding healthcare services business.

Additionally, SelectQuote is appointing Chris Wolfe of Bain Capital and Srdjan Vukovic of Newlight Partners to the Board of Directors, each bringing over 20 years of investing and healthcare sector experience to the Company. SelectQuote anticipates Mr. Wolfe and Mr. Vukovic will join the Board upon the closing of the transaction, expected to be on February 28, 2025.

SelectQuote CEO Tim Danker commented, “This strategic investment provides the financing we need to capitalize on the robust growth opportunities we foresee in both the senior health insurance and healthcare services marketplaces. While we have more work to do, this deal, on the heels of our 2024 receivables securitization, marks the second meaningful milestone toward our ultimate goal of refinancing the business and significantly deleveraging the balance sheet.”

Mr. Danker continued, “We look forward to benefitting from Chris’s and Srdjan’s valuable growth-oriented healthcare expertise to help augment the Company’s mission to drive long-term value creation.”

Mr. Wolfe is a Managing Director at Bain Capital Insurance, the dedicated insurance investing unit of Bain Capital. Previously, he was a partner at Capital Z Partners and a principal in a series of special purpose acquisition vehicles focused on health insurance and services. Mr. Wolfe has more than 20 years of experience in healthcare and insurance private equity investing.

“SelectQuote pioneered the way consumers approach shopping for insurance by removing barriers and introducing transparency and choice,” added Mr. Wolfe. “I am excited to partner with my fellow board members and the Company’s management team to drive continued growth of its robust insurance sales and healthcare services solutions, which play a crucial role in safeguarding and enhancing the financial well-being and health of its customers."

Mr. Vukovic is a Partner at Newlight Partners, where he focuses on investments in the healthcare industry. Representative investments include Oak Street Health (acquired by CVS Health) and Zing Health. He has over 20 years of private equity investing experience.

Ashwin Krishnan, Managing Director and Co-Head of North America Private Credit at Morgan Stanley Investment Management stated, “We are pleased to partner with SelectQuote and lead this financing alongside our partners Bain Capital and Newlight. We believe this investment, along with the Company’s recent operating momentum, sets the business up for continued long-term success.”

Jefferies served as Exclusive Financial Advisor to SelectQuote in the transaction. Wachtell, Lipton, Rosen & Katz served as legal advisor to SelectQuote.

Forward Looking Statements

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; failure to market and sell Medicare plans effectively or in compliance with laws; and other factors related to our pharmacy business, including manufacturing or supply chain disruptions, access to and demand for prescription drugs, and regulatory changes or other industry developments that may affect our pharmacy operations. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:
Founded in 1985, SelectQuote (NYSE: SLQT) pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies, allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads. Today, the Company operates an ecosystem offering high touchpoints for consumers across insurance, pharmacy, and virtual care.

With an ecosystem offering engagement points for consumers across insurance, Medicare, pharmacy, and value-based care, the company now has three core business lines: SelectQuote Senior, SelectQuote Healthcare Services, and SelectQuote Life. SelectQuote Senior serves the needs of a demographic that sees around 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. SelectQuote Healthcare Services is comprised of the SelectRx Pharmacy, a Patient-Centered Pharmacy Home™ (PCPH) accredited pharmacy, SelectPatient Management, a provider of chronic care management services, and Healthcare Select which proactively connects consumers with a wide breadth of healthcare services supporting their needs.

About Bain Capital:
Founded in 1984, Bain Capital is one of the world’s leading private investment firms. We are committed to creating lasting impact for our investors, teams, businesses, and the communities in which we live. As a private partnership, we lead with conviction and a culture of collaboration, advantages that enable us to innovate investment approaches, unlock opportunities, and create exceptional outcomes. Our global platform invests across five focus areas: Private Equity, Growth & Venture, Capital Solutions, Credit & Capital Markets, and Real Assets. In these focus areas, we bring deep sector expertise and wide-ranging capabilities. We have 24 offices on four continents, more than 1,850 employees, and approximately $185 billion in assets under management. To learn more, visit www.baincapital.com. Follow @BainCapital on LinkedIn and X (Twitter).

About Newlight Partners:
Newlight Partners LP is a growth-focused private equity firm that builds businesses in partnership with exceptional founders and management teams. Newlight’s thematic investment approach focuses on identifying and addressing marketplace opportunities in rapidly growing subsectors. Areas of focus include digital transformation, decarbonization, financial services, and healthcare.

About Morgan Stanley Private Credit:
Morgan Stanley Private Credit, part of Morgan Stanley Investment Management, is a private credit platform focused on direct lending and opportunistic private credit investment in North America and Western Europe. The Morgan Stanley Private Credit team invests across the capital structure, including senior secured term loans, unitranche loans, junior debt, structured equity and common equity co-investments. For further information, please visit the website:
morganstanley.com/im/private-credit

Contacts

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.